Exhibit 10.12

K&L GATES

RSUs - Confirmatory Deed

Dr Michael Perry

and

AVITA MEDICAL LIMITED

ACN 058 466 523

RSUs - Confirmatory Deed

Date: 12 November 2019

Parties:

1.	Dr Michael Perry of 300 Cook St., Denver, CO, 80206, United States (Dr Perry)
2.	Avita Medical Limited ACN 058 466 523 of 28159 Avenue Stanford, Suite 220, Valencia, CA 91355, United States (Company)

Background:

A	At the Company's 2017 AGM on 30 November 2017 shareholders approved the issue to the Company's Managing Director Dr Michael Perry of 50,000,000 RSUs in the nature of employee LTi s.
B.

An RSU is a "restricted security unit", which is an unfunded and unsecured contractual entitlement to be issued or transferred a Share for each RSU on a future date (after vesting of the RSU entitlement.)

C.	The Company also will, subject to shareholder approval at the Company's 2019 AGM, issue 39,554,252 RSUs on the Terms and Conditions.
D.	This Deed now confirms and records the offer by the Company and the acceptance of the RSUs by Dr Perry.

Agreed terms:

1.	Definitions and interpretation
1.1	Definitions

In this Deed:

Board means the board of directors of the Company or a committee appointed by the board of directors of the Company;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Melbourne, Victoria;

Cause has the meaning as provided in section 5.1 of the Employment Agreement;

Constitution means the constitution of the Company as may be amended from time to time;

Company means Avita Medical Limited ACN 058 466 523;

Control Event means any of the following:

(a)

One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that a Control Event shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's stock and acquires additional stock; or

(b)

One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing 30% or more of the total voting power of the stock of such corporation; or

(c)

A majority of the members of the Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)

One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s,)

in all of the above events a "Control Event" will only occur if it qualifies as a change in control event under Section 409A of the Internal Revenue Code but for clarity a "Control Event" excludes any solvent reconstruction or re organization of the Company or its entities (including without limitation the interposition of a new holding entity to the group);

Corporations Act means the Corporations Act 2001 (Cth);

Deed means this deed including the background, any schedules and any annexures.

Employment Agreement means the agreement dated 12 November 2019 containing the terms and conditions upon which Dr Perry is employed by the Company as CEO of the Company.

Fair Market Value means, in relation to Shares issued resulting from the vesting of RSUs:

(a)

the closing sale price per share of ordinary shares of the Company on a recognized securities exchange or over-the-counter market on which the ordinary shares of the Company are principally traded on the date on which Fair Market Value is being determined.

(b)

if the ordinary shares of the Company are not traded on the date the Shares are issued due to a trading suspension or trading halt undertaken to facilitate a private placement of the Company, the value of ordinary shares of the Company sold in the private placement; or

(c)

1f the ordinary shares of the Company are not then listed on any recognized securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, the value as reasonably determined by the Board in good faith.

Initial Vesting Date means 12 November 2019 ;

LTis means long term incentive rights;

Reorganization means any merger, consolidation, reconstruction or other reorganization in respect of the Company, including any compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company;

RSUs means restricted security units, each unit convertible into one fully paid Share in the Company, which is an unfunded and unsecured contractual entitlement to be issued or transferred a Share on future dates;

Security Interest means:

(a)

an interest or power reserved in or created or otherwise arising in or over an interest in any asset whether under a bill of sale, mortgage, charge, lien, pledge, other security interest or preferential arrangement (including retention of title), trust or power or otherwise by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation;

(b)	a security interest as defined in Personal Property Securities Act 2009 (Cth) (PPSA) and to which the PPSA applies; or
(c)

any agreement to grant or create anything referred to in either of paragraph (a) or (b) of this definition and any other thing which gives a creditor priority to any other creditor with respect to any asset or an interest in any asset;

Share means a fully paid ordinary share in the capital of the Company;

Terms and Conditions means the RSUs terms and conditions set out in Schedule 1 of this Deed;

Termination for Cause has the meaning in section 5.1 of the Employment Agreement;

Termination Due to Disability or Death has the meaning in section 5.3 of the Employment Agreement;

Termination By the Company Without Cause has the meaning in section 5.2 of the Employment Agreement;

Vesting Conditions means the vesting conditions of the RSUs as defined in Schedule 1 of this Deed;

Voluntary Termination has the meaning as provided in section 5.4 of the Employment Agreement;

Voluntary Termination for Good Cause has the meaning as provided in section 5.5 of the Employment Agreement.

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;
(b)	a gender includes the other genders;
(c)	headings are used for convenience only and do not affect the interpretation of this Deed,
(d)	other grammatical forms of a defined word or expression have a corresponding meaning;
(e)	a reference to a document is lo that document as amended, novated, supplemented, extended or restated from time to time,

(f)	a reference to a party is to a party to this Deed and includes that party's executors, administrators, successors, permitted assigns and permitted substitutes ;
(g)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;
(h)	"person" includes a natural person, partnership, body corporate, association, joint venture, governmental or local authority, and any other body or entity whether incorporated or not;
(i)	"month" means calendar month and "year" means 12 consecutive months;
(j)	a reference to a thing (including a right) includes a part of it but nothing in this clause implies that part performance of an obligation constitutes performance of that obligation;
(k)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) is to that statute as amended, consolidated, re-enacted or replaced from time to time;
(I)	''include", "for example" and any similar expressions are not used, and must not be interpreted, as words of limitation;
(m)	money amounts are stated in Australian currency unless otherwise specified;
(n)	a reference to a time of day 1s to that time in Melbourne, Victoria;
(o)

a reference to any agency or body that ceases to exist, is reconstituted, renamed or replaced, or has its powers or functions removed (defunct body) is to the agency or body that performs most closely the powers or functions of the defunct body;

(p)	any provision in this Deed which is in favour of more than one person benefits all of them jointly and each of them severally; and
(q)	any provision in this Deed which binds more than one person binds all of them jointly and each of them severally.
2.	Terms and conditions of RSUs
2.1	Terms and conditions approved by Shareholders

The parties agree that:

(a)	50 million RSUs have been issued to Dr Perry prior to the date of this Deed;
(b)	subject to shareholder approval at the Company's 2019 AGM, a further 39,554,252 RSUs will be issued to Dr Perry; and
(c)	all of the RSUs (as referred to in paragraphs (a) and (b) above) are governed by the terms of this Deed (including the attached Terms and Conditions).
2.2	Issue of Shares on vesting

As soon as administratively practical (including in consideration of the ability of the Company to cleanse any trading in the resulting Shares under section 708A of the Corporations Act) but in any event within 5 Business Days after the vesting of Dr Perry's RSUs, the Company will in accordance with the Terms and Conditions issue to Dr Perry an equal number of Shares represented by the vested RSUs (in cancellation of the corresponding number of vested RSUs) and Dr Perry agrees to hold those Shares issued pursuant to the RSUs in accordance with the Company's Constitution (as amended from time to time) and the ASX Listing Rules. Other than compliance with Section 1043A of the Corporations Act (possession of inside information) and the Company's then applicable securities trading policy (as applicable to all of the Company's employees), on filing a cleansing notice by the Company under section 708A of the Corporations Act (which the Company shall use its best endeavours to file on or within 5 Business Days of the relevant issue of Shares), there will be no restriction under Australian law on Dr Perry dealing in those Shares.

2.3	Re-organization

Where for any reason the Company undertakes a solvent reconstruction or re organization of the Company or its entities (including without limitation the interposition of a new holding entity to the group), Dr Perry agrees to exchange (on a "like for like" basis) his RSUs for new restricted stock units (on substantially the same terms and conditions as provided in this Deed) in the new parent entity which arises on such solvent reconstruction or re organization.

3.	Contracts of employment and other employment rights
3.1	No change to employment terms

The participation in the issue of the RSUs does not change or vary any of the terms and conditions of Dr Perry's employment pursuant to the Employment Agreement.

3.2	No right to future employment or engagement

Without limiting clause 3.1 above, this Deed does not confer on Dr Perry any right to future employment or engagement and does not affect any rights which the Company may have to terminate his employment or engagement.

3.3	Acknowledgments

It is acknowledged and accepted by Dr Perry and the Company that the terms of this Deed creates legally binding obligations on the parties but do not form part of the terms and conditions of Dr Perry's employment or other engagement contract, nor do the terms of this Deed constitute a contract or arrangement (including any related condition or collateral arrangement) in relation to Dr Perry's employment or other engagement contract.

4.	Powers of the Board
4.1	Powers of the Board

This Deed will be managed by the Board, which will have power (which must be exercised reasonably and in good faith) to

(a)	determine appropriate procedures for the administration of this Deed;
(b)	resolve conclusively all questions of fact or interpretation arising in connection with this Deed;
(c)	determine matters falling for determination under this clause in its discretion having regard to the interests of and for the benefit of the Company;

(d)	exercise the discretions conferred on it by this clause or which may otherwise be required in relation to this Deed; and
(e)	delegate to any one or more persons (for such period and on such conditions as it may determine) the exercise of any of its powers or discretions arising under this Deed.
5.	Notices

Any notice or other communication to or by a party under this Deed:

(a)	must be given in accordance with this clause 5;
(b)	may be given by personal service or certified return post (signature required by Dr Perry or Mrs. Arlene Perry);
(c)	must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown below:
(i)	If to Dr Perry and Mrs. Arlene Perry:
Address:	300 Cook St., Denver, CO, 80206, United States
Attention:	Dr. Michael Perry and Mrs. Arlene Perry

(ii)If to the Company:

Address:	28159 Avenue Stanford, Suite 220, Valencia, CA 91355, United States
Attention:	Chief Financial Officer

or addressed in accordance with any updated details last notified by the party to the sender by notice given in accordance with this clause;

(d)	must be signed:
(i)	in the case of a corporation registered 1n Australia, by any authorized representative or by the appropriate office holders of that corporation under section 127 of the Corporations Act; or
(ii)	in the case of a corporation registered outside of Australia, by a person duly authorized by the sender in accordance with the laws governing the place of registration of that corporation; and
(e)	is deemed to be given by the sender and received by the addressee:
(i)	if delivered in person, when delivered to the addressee;
(ii)	if posted, at 9.00 am on the fourth Business Day after the date of posting to the addressee whether delivered or not;

but if the delivery or receipt 1s on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is deemed to have been received at 9 00 am on the next Business Day

6.	General
6.1	Entire understanding
(a)

This Deed contains the entire understanding between the parties concerning the subject matter of this Deed and supersedes, terminates and replaces all prior agreements and communications between the parties concerning that subject matter.

(b)	All terms, warranties and conditions implied or imposed by statute or general law are excluded from this Deed, except any term, warranty or condition the exclusion of which would:
(i)	contravene the statute or general law which implied or imposed it; or
(ii)	cause this clause to be void
(c)

Each party acknowledges that, except as expressly stated in this Deed, it has not relied on any representation, warranty, undertaking or statement made by or on behalf of another party in relation to this Deed or its subject matter.

6.2	No adverse construction

No provision of this Deed is to be construed to the disadvantage of a party solely because that party was responsible for preparing or proposing this Deed or the provision.

6.3	No waiver
(a)

A failure to exercise, a delay in exercising or partially exercising any power, right or remedy conferred on a party by or in respect of this Deed does not operate as a waiver by that party of the power, right or remedy.

(b)	A single or partial exercise of any power, right or remedy does not preclude a further exercise of it or the exercise of any other power, right or remedy.
(c)	A waiver of a breach does not operate as a waiver of any other breach.
6.4	Remedies cumulative

Except as set out in this Deed, the powers, rights and remedies under this Deed are cumulative with and not exclusive of any powers, rights and remedies provided by law independently of this Deed

6.5	Severability

Any provision of this Deed which is invalid in any jurisd1ct1on must, in relation to that jurisdiction, be:

(a)	read down to the minimum extent necessary to achieve its validity, if applicable; and
(b)	severed from this Deed in any other case,

without invalidating or affecting the remaining provisions of this Deed or the validity of that provision in any other jurisdiction.

6.6	Consents and approvals

Unless this Deed provides otherwise, where anything depends on the consent or approval of a party, then that consent or approval may be given conditionally, unconditionally or withheld, in the absolute discretion of that party.

6.7	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

6.8	Execution and delivery
(a)	By executing this Deed, a party intends:
(i)	to be immediately bound by this Deed; and
(ii)	for such execution to constitute delivery of this Deed to each other party.
(b)	Nothing in this clause 6.8 should be taken to exclude any statutory or common law principle applicable to the proper execution and delivery of a deed.
(c)

This clause 6.8 supersedes, terminates and replaces any prior agreements and communications between the parties which indicate that the agreements recorded in this Deed are "subject to contract" or similar arrangements.

6.9	Conflicting provisions

If there is any conflict between the main body of this Deed and any schedules or annexures comprising it, then the provisions of the schedules and annexures of this Deed prevail.

6.10	No right of set-off

Unless this Deed expressly provides otherwise, a party has no right of set-off against a payment due to another party under this Deed.

6.11	Relationship of parties

Unless this Deed expressly provides otherwise, nothing in this Deed may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

6.12	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document. A party may sign a counterpart by executing a signature page and electronically transmitting a copy of the signed page to each other party or their authorized representative.

6.13	Governing law and jurisdiction
(a)	This Deed is governed by and must be construed in accordance with the laws of the State of Victoria, Australia.
(b)

The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

(c)	Each party waives any rights to:
(i)	object to the venue of any proceedings; or
(ii)	claim that the proceedings have been brought in an inconvenient forum or that the courts of another place are a more convenient forum,

if the proceedings have been brought in a court referred to in clause 6.13(b).

6.14	Section 409A of the Code

The RSUs are intended to comply with the "short-term deferral" rule set forth in

U.S. Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the RSUs fail to satisfy the requirements of the short-term deferral rule, the RSUs are intended to comply with Section 409A of the Code (Section 409A ). If the RSUs are deferred compensation subject to Section 409A, and if Dr. Perry is a "Specified Employee" (within the meaning set forth Section 409A(a)(2)(B){i)} as of the date of his separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then notwithstanding anything to the contrary in Schedule 1 the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued on the date that is six months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of taxation on Dr. Perry in respect of the shares under Section 409A. Each instalment of Shares that is issued is intended to constitute a "separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Deed comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Dr. Perry on account of non-compliance with Section 409A.

Schedule 1 - Terms and Conditions of the RSUs

(clause 2)

1	Grant of RSUs

The Company has issued to the Participant a holding statement for the 50 million RSUs already issued to the Participant. Upon the issue of the additional 39,554,252 RSUs (additional RSUs) under paragraphs 3.3(c) to (e) and 3.5(c) to (g) below the Company will issue to the Participant a holding statement for the additional RSUs. All RSUs granted (and Shares issued or transferred on their vesting) will be registered in the appropriate register of the Company.

For the purposes of these Terms and Conditions, Dr Perry is referred to as the ‘Participant’.

2	Restrictions on dealing with RSUs

Except to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution, the Participant may not without prior written approval of the Board sell, assign, transfer or otherwise deal with, or grant a Security Interest over, an RSU granted to the Participant. Except to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution, the RSU lapses immediately on purported sale, assignment, transfer, dealing or the grant of Security Interest, unless the Board in its absolute discretion approves the dealing, or the transfer or transmission is effected by force of law on death or legal incapacity to the Participant's legal personal representative.

3	Operation of RSUs
3.1	Consideration

No cash consideration will be payable on the grant of the RSUs unless otherwise specified in these Terms and Conditions.

3.2	Vesting Conditions

Where the RSUs are subject to Vesting Conditions detailed in paragraphs 3.3 or 3.5 below; and those RSUs will only vest as the respective Vesting Conditions are met and if not met by the specified date, the relevant RSUs will, in the absence of a resolution of the Board of the Company to the contrary, automatically lapse.

The Vesting Conditions relate to the continued tenure (of Dr Perry) as Chief Executive Officer (CEO) in accordance with his employment agreement (Tenure Vesting), Company Share Price (Share Price Vesting) and Milestone performance (Milestone Vesting} - as set by the Board of Directors (specified below).

3.3	Tenure Vesting

The Tenure Vesting is deemed satisfied and a maximum of RSUs vest in the following numbers on the following dates, provided the Participant has been [continuously employed by the Company as CEO of the Company as at the relevant date since the grant of the RSUs (Continuously Employed}]:

(a)	existing RSUs issued pursuant to Avita shareholder approval at the 2017 AGM -
(i)	11,111,110 RSUs where the tenure conditions have already been satisfied, to vest on the Initial Vesting Date;

(ii)	5,555,556 RSUs are to vest on 1 June 2020, provided the Participant has been Continuously Employed for the period to 31 May 2020;
(b)	subject to shareholder approval at the 2019 AGM the following additional new RSUs -
(i)	4,750 ,700 RSUs are to vest on 1 June 2020, provided the Participant has been Continuously Employed for the period to 31 May 2020;
(ii)	4,750,700 RSUs are to vest on 1 June 2021, provided the Participant has been Continuously Employed for the period to 31 May 2021;
(iii)	4,750,700 RSUs are to vest on 1 June 2022, provided the Participant has been Continuously Employed for the period to 31 May 2022.

For clarity if the issue of the RSUs the subject of paragraph 3.3(b) is not approved by shareholders at the Company's 2019 AGM, those RSUs will not be issued by the Company and the Participant will not have any claim or entitlement of any nature against the Company for the failure to issue those RSUs.

3.4	Share Price Vesting

Provided the Participant is and has been Continuously Employed at the relevant time:

(a)	16,666,666 existing RSUs issued pursuant to Avita shareholder approval at the 2017 AGM, where the share price conditions have already been satisfied, to vest on the Initial Vesting Date.

3.5	Performance Vesting

Provided the Participant is and has been Continuously Employed at the relevant time, the Performance Vesting is satisfied the following RSUs will vest in the following numbers on the following dates:

(a)	existing RSUs issued pursuant to Avita shareholder approval at the 2017 AGM -

(i)	8,333,334 RSUs to vest on the Initial Vesting Date;

(ii)	8,333,334 RSUs to vest upon the date there is Initial BARDA Procurement under CLIN2 of the BARDA contract for 5,614 ReCell devices totaling USO $7,594,620;

(b)	subject to shareholder approval at the 2019 AGM the following additional new RSUs -

(i)	6,850,484 RSUs to vest where the first patient first visit for treatment in an FDA approved US soft tissue/trauma trial by the Company prior to 31 March 2020;
(ii)	6,850,484 RSUs to vest where the first patient first visit for treatment in an FDA approved US pilot vitiligo trial by the Company prior to 30 September 2020;

(iii)	6,850,485 RSUs to vest where the first patient first visit for treatment in an FDA approved US pediatric trial by the Company prior to 30 June 2020;

(iv)

2,375,350 RSUs to vest on the submission before 30 June 2021 to the FDA of an application for approval of a next generation RECELL device (being an improvement of the current RECELL device and providing for ease of clinician use);

(v)	2,375,349 RSUs to vest on approval by FDA approval prior to 30 June 2022 of a next generation RECELL device (being an improvement of the current RECELL device and providing for ease of clinician use).

For clarity if the issue of the RSUs the subject of paragraph 3.5(b) is not approved by shareholders at the Company's 2019 AGM, those RSUs will not be issued by the Company and the Participant will not have any claim or entitlement against the Company of any nature for the failure to issue those RSUs.

3.6	RSU Conversion and Expiry

Each RSU, once vested, will convert into one (1) Share credited as fully paid

All RSUs will expire and cannot be exercised, converted or transferred if they have not vested on or before:

(a)	in the case of the RSUs detailed in paragraphs 3.3(a), paragraph 3.4(a) and paragraph 3.S(a) - 30 November 2027; and
(b)	in the case of the RSUs detailed in paragraphs 3.3(b) and 3.5(b) - 22 November 2029.

3.7	Unvested RSUs re termination of employment

Unless an RSU has already vested, in the event of the termination of employment of the Participant:

(a)	Termination for Cause: All the Participant's unvested RSUs will lapse automatically

(b)	Termination by the Company Without Cause: All the Participant's unvested RSUs will vest;

(c)	Termination Due to Disability or Death: All the Participant's unvested RSUs will vest;

(d)	Voluntary Termination for Good Cause: All the Participant's unvested RSUs will vest;

(e)	VoluntaryTerminationinall other circumstances : All the Participant's unvested RSUs will lapse automatically.
3.8	Lapsed RSUs do not vest

A RSU which has lapsed will not vest.

3.9	No vesting of RSU on bankruptcy

It is a condition precedent to the vesting of a RSU that if the Participant 1s an individual the Participant is not bankrupt and has not committed an act of bankruptcy or, if the Participant is deceased, the Participant's estate is not bankrupt or if the Participant is not an individual, the Participant is not insolvent or subject to a resolution or order for winding up.

3.10	Occurrence of a "Change in Control"

Notwithstanding any other paragraph in this Schedule 2 but subject to all applicable laws upon the occurrence of a Control Event (provided that the Participant is as at the date of occurrence of a Control Event is still Continuously Employed) , all of the unvested RSUs held by the Participant are deemed to be vested (without the need for any other action by the Company) and any Vesting Conditions are deemed to have been waived or so modified from such occurrence.

4	Delivery of Shares on vesting of RSUs
4.1	Issue or transfer

If the Participant or the Company is liable for taxes, duties or other amounts on the issuance of the resulting Shares on vesting of an RSU and as a consequence the Company is liable to make a payment(s) for whatever reason (including withholding) to the appropriate authorities on account of that liability, unless the Participant and the Company agree otherwise:

(a)	the Company will use its reasonable endeavours to introduce potential purchasers for some of the resulting Shares held by the Participant; and

(b)

in any event, the Participant must pay to the Company within 5 Business Days of the Taxing Event an amount equal to the Tax Payment and the Company must pay the Tax Payment to the appropriate authorities.

For the purposes of this clause 4 .1.

"Taxing Event" means . in relation to an RSU, the date on which the RSU first became vested pursuant to these Terms and Conditions; and

''Tax Paymen"t  means, in relation to any Shares issued pursuant to the vesting of RSUs, the amount of the Company's liability for withholding tax as calculated by the Company (acting reasonably and in good faith) by reference to the extent required by law to the Fair Market Value of the relevant Shares as at the date of the Taxing Event, and notified to the Participant in writing by no later than the Taxing Event.

4.2	Shares issued by the Company to rank pari passu

All Shares issued on the vesting of a Participant's RSUs will rank pari passu in all respects with the Shares of the same class for the time being on issue, except for any rights attaching to the Shares by reference to a record date prior to the date of the allotment of the Shares upon that vesting.

4.3	Shares to be quoted on ASX

If Shares of the same class as those issued or transferred on the vesting of a Participant's RSUs are quoted on the ASX, the Company will apply to the ASX as required by the Listing Rules for those Shares to be quoted. In the event that the Company undergoes a reorganization that results in the conversion of Shares quoted on the ASX into shares quoted on another exchange, then the Company will apply to the relevant exchange and /or securities regulator (as required) for those converted shares (related to the RSUs that have vested) to be quoted.

5	Reorganization and winding-up
5.1	RSUs may vest at a time earlier than the Prescribed Vesting Date

Notwithstanding any of the above provisions, if the Board, in its absolute discretion but subject to applicable laws, gives notice that any or all of the Participant's RSUs may vest as determined by the Board within a particular time, then the RSUs may vest within that time in addition to any other period during which the RSUs vest.

5.2	Compulsory acquisition, Reorganization or winding up

If:

(a)	a person becomes bound or entitled to compulsorily acquire Shares under the Company's Constitution; or

(b)	a Reorganization is sanctioned by one or more of the following under the Company's Constitution or otherwise:

(i)	a court;
(ii)	a general meeting or other meeting of holders of the Company's securities; or
(iii)	a meeting of the Company's creditors; or

(c)

the Company passes a resolution for voluntary winding up or an order is made for the compulsory winding up of the Company, then the Board may vest RSUs within a specified period of up to 30 days after the occurrence of the relevant event.

6	Adjustment of RSUs
6.1	No bonus issue

Subject to the preceding paragraphs, during the currency of a Participant's RSU and before its vests, the Participant is not entitled to participate in any bonus issue of Shares pro rata to shareholders of securities of the Company as a result of holding the RSU.

6.2	Sub-division, consolidation, reduction or return

If   there   is   any   Reorganization, including   any   subdivision, consolidation, reduction or return of the issued capital of the Company, the number of RSUs to which each Participant is entitled will be adjusted in the way specified by the Listing Rules (as apply to adjustments for options from time to time).

6.3	No right to participate in new issues

Subject to the preceding paragraphs, during the currency of a Participant's RSU and before its vests, the Participant is not entitled to participate in any new issue of securities of the Company as a result of holding the RSU.

6.4	Accumulation of adjustments

Full effect must be given to these paragraphs 6.1, 6.2 and 6.3 as and when occasions of their application arise and in such manner that the effects of the successive applications of them are cumulative, the intention being that the adjustments they progressively effect must be such as to reflect in relation to the Shares comprised in an RSU.

A Participant has no right to change the number of Shares into which the RSU vests.

Executed as a deed

Signed, Sealed and Delivered by	)	/s/ Dr. Michael Perry
Dr Michael Perry in the presence of:	)	Signature

/s/ Donna Shiroma
Signature of Witness

Donna Shiroma
Name of Witness (please print)

Executed by Avita Medical Limited	)
ACN 058 466 523 in accordance with	)
section 127(1) of the Corporations Act	)
2001 Cth):	)

/s/ Lou Panaccio		/s/ Suzanne Crowe
Signature of director		Signature of director or company*
secretary••delete whichever does not apply

Lou Panaccio, Chairman of the Board		Suzanne Crowe
Name (please print)		Name (please print)